EXHIBIT 5.1

[LETTERHEAD OF MASLON LLP]

June 4, 2019

Air T, Inc. and Air T Funding

5930 Balsom Ridge Road

Denver, North Carolina 28037

Re:     Registration Statement on Form S-1; Alpha Income Trust Preferred Securities of Air T Funding, Warrants and Related Guarantee

Ladies and Gentlemen:

We have acted as counsel to Air T, Inc., a Delaware corporation (the “Company”), and to Air T Funding, a statutory business trust formed under the laws of the State of Delaware and a wholly owned subsidiary of the Company (“Funding”), in connection with their filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (Registration Nos. 333-228485 and 333-228485-01) (as amended, the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to (i) the proposed issuance by Funding of (1) 8,400,000 Cumulative Capital Securities Purchase Warrants (the “Warrants” and, each individually, a “Warrant”) being issued to holders of the Company’s common stock as a dividend, and (2) 8,400,000 shares of 8.0% Cumulative Capital Securities, liquidation amount $2.50 each, which are also referred to as the Alpha Income Trust Preferred Securities (the “Capital Securities” and, each individually, a “Capital Security”) to be issued by the Trust upon the exercise of the Warrants, and (ii) the execution of the related guarantee of the Company (the “Guarantee”).

The Capital Securities are to be issued pursuant to an Amended and Restated Trust Agreement dated _____________, 2019 among the Company, Delaware Trust Company, a Delaware chartered trust company, as property trustee and Delaware trustee (“Trustee”), and the Administrative Trustees named therein (as the same may be amended or supplemented from time to time hereafter, the “Trust Agreement”), which Trust Agreement supersedes the interim trust agreement entered into by the same parties on September 27, 2018, and related Certificate of Trust filed with the Delaware Secretary of State on September 28, 2018 (“Certificate of Trust”). The Capital Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein. The prospectus provides that it will be supplemented in the future by one or more Company filings made with the Commission under the Securities and Exchange Act of 1934, or prospectus supplements filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, or both (as so supplemented from time to time, the “Prospectus”).

In arriving at the opinion expressed below, we have examined: certain minutes and records of the Company and Funding, the Registration Statement, the Trust Agreement, the Interim Trust Agreement and Certificate of Trust. Among other things, we have also examined forms of the following documents:

●	with respect to the Company, Capital Securities guarantee agreement; and

●

with respect to Funding, the form of warrant; certificate of designations, preferences and rights of the Capital Securities; stock certificate specimen of the Capital Securities; subscription agreement for the Capital Securities; and warrant agency agreement.

We have also examined other documents and records and made such further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.

In rendering the opinions set forth below, we have assumed: the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that in the case of documents filed as proposed forms, such forms will at the time of execution, authentication, issuance and delivery of the Capital Securities and Warrants related thereto, will be legal and binding obligations of the Company, Trustee or Paying agent as applicable.

We have further assumed as follows, in reliance on the opinion of Bayard LLP, special Delaware counsel (Bayard”), filed herewith as Exhibit 5.2:

(a) Based solely upon the certification from the Delaware Secretary of State, Funding is a validly existing Delaware statutory trust and has the organizational power and authority under the Delaware Statutory Trust Act to create the Capital Securities and the Warrants;

(b) Assuming that the Trust Agreement, the Warrant Agency Agreement and other transaction documents are executed in the form reviewed by Bayard, no further action is required by Funding to create and issue the Capital Securities and the Warrants pursuant to the Delaware Statutory Trust Act;

(c) The terms of the Capital Securities and the Warrants do not violate the Delaware Statutory Trust Act; and

(d) The Capital Securities to be issued by Funding upon exercise of the Warrants will be duly and validly issued, fully paid and non-assessable, subject to any obligations of holders of the Capital Securities to make payments to the extent set forth in the Trust Agreement.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, as of the date hereof, when and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b) any necessary indenture, supplemental indenture or such other certificate or supplement as may be necessary will have been executed, authenticated, issued and delivered by the parties thereto, including the Trustee, (c) the Warrants will have been exercised and fully paid in accordance with the terms therein, (d) the Capital Securities will have been duly issued in the form and containing the terms described and provided in the Prospectus and applicable supplement, and any applicable indenture and the respective proceedings of the Company related thereto, including any required consents, approvals, authorizations and other orders of the Commission or other regulatory authority or other third party with respect thereto are obtained, and (e) the Capital Securities have been duly executed by the Company and duly authenticated by the Trustee as applicable, and delivered to the purchasers against payment of the agreed consideration, then:

1. In reliance on the conclusions in the Bayard opinion stated above and the other assumptions set forth in this opinion, the Warrants and the Capital Securities to be issued by Funding will be validly issued securities of Funding.

2. The Guarantee will be a binding obligation of the Company.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), (c) public policy considerations that may limit the rights of parties to obtain certain remedies, or (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

We are members of the bar of the State of Minnesota and we do not express any opinion herein concerning any law other than the existing laws of the State of Minnesota and the State of Delaware and the existing Federal law of the United States.

We hereby consent to the filing of this opinion as an exhibit and to the deemed incorporation by reference of this opinion into the Registration Statement and to the references to our firm therein. If a prospectus or any prospectus supplement relating to the offer and sale of Securities is prepared and filed by the Company with the Commission on a future date and that prospectus or prospectus supplement contains our opinion, substantially in the form set forth above, then this consent shall apply to our opinion and to the reference to us as providing such opinion. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ MASLON LLP

3